EXHIBIT 4.1

                                                            CONFORMED COPY




                             WARRANT AGREEMENT



                        dated as of April 10, 1995




                                  between



                National Health Laboratories Holdings Inc.



                                    and



                      American Stock Transfer & Trust
                         Company, as Warrant Agent


                           TABLE OF CONTENTS(1)



                                 ARTICLE 1

                                DEFINITIONS

   SECTION 1.1  Definitions................................................  4


                                 ARTICLE 2

                           ISSUE, FORM, EXERCISE

   SECTION 2.1 Amount Issued...............................................  7
   SECTION 2.2 Initial Issuance............................................  7
   SECTION 2.3 Form of Warrant Certificate.................................  7
   SECTION 2.4 Execution of Warrant Certificates...........................  7
   SECTION 2.5 Notice to Holders with Respect to Exercise and Redemption...  8
   SECTION 2.6 Exercise of Warrants........................................  8
   SECTION 2.7 Redemption..................................................  9
   SECTION 2.8 Certain Action..............................................  9
   SECTION 2.9 No Voting Rights............................................  9
   SECTION 2.10Warrant Shares to be Fully Paid and Nonassessable........... 10
   SECTION 2.11No Fractional Warrants...................................... 10
   SECTION 2.12No Fractional Warrant Shares................................ 10

                                 ARTICLE 3

          TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS, LISTING

   SECTION 3.1 Ownership of Warrants....................................... 11
   SECTION 3.2 Registration and Countersignature........................... 11
   SECTION 3.3 Registration of Transfers and Exchanges..................... 11
   SECTION 3.4 Cancellation of Warrants.................................... 12
   SECTION 3.5 Payments of Taxes........................................... 12
   SECTION 3.6 Mutilated or Missing Warrant Certificates................... 12
   SECTION 3.7 Governmental Approvals and Stock Exchange Listing........... 12
   SECTION 3.8 Transfer to Comply with the Securities Laws................. 13
   SECTION 3.9 Company Option to Repurchase Warrants....................... 13

                                 ARTICLE 4

                         ANTI-DILUTION PROVISIONS

   SECTION 4.1 Adjustment of Exercise Price and Number of Shares
               Purchasable or Number of Warrants........................... 13
   SECTION 4.2 Stock Dividends, Stock Splits, Combinations and Stock
               Reclassifications........................................... 13
   SECTION 4.3 Rights, Options and Warrants................................ 14
   SECTION 4.4 Certain Distributions....................................... 14
   SECTION 4.5 Capital Reorganizations and Reclassifications............... 14
   SECTION 4.6 Consolidations, Mergers, Sales and Conveyances.............. 15
   SECTION 4.7 Adjustment Rules............................................ 15
   SECTION 4.8 Notice to Holders with Respect to Adjustments............... 17

                                 ARTICLE 5

                               WARRANT AGENT

   SECTION 5.1 Appointment of Warrant Agent................................ 17
   SECTION 5.2 Warrant Agent............................................... 17
   SECTION 5.3 Change of Warrant Agent..................................... 19
   SECTION 5.4 Merger, Consolidation or Change of Name of Warrant Agent.... 19

                                 ARTICLE 6

                               MISCELLANEOUS

   SECTION 6.1 Notices..................................................... 20
   SECTION 6.2 Supplements and Amendments.................................. 20
   SECTION 6.3 Termination................................................. 21
   SECTION 6.4 Governing Law............................................... 21
   SECTION 6.5 Persons Benefiting.......................................... 21
   SECTION 6.6 Counterparts................................................ 21
   SECTION 6.7 Headings.................................................... 21

   _________________

   (1)   This Table of Contents is not a part of the Agreement.


                             WARRANT AGREEMENT

               THIS WARRANT AGREEMENT (the "Agreement") is dated as of April 10, 1995 between National Health Laboratories Holdings Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent").

               WHEREAS, as described in the succeeding two recitals, the Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing Common Stock Purchase Warrants (the "Warrants") to purchase, under certain circumstances, up to an aggregate of 23,000,000 shares (the "Warrant Shares"), subject to adjustment, of its Common Stock (as defined below);

               WHEREAS, the Company currently intends to declare a dividend to holders of record of Common Stock as of April 21, 1995 (the "Warrant Distribution Record Date") of 0.16308 of a Warrant per share of Common Stock which dividend shall be paid April 28, 1995 (the "Warrant Distribution");

               WHEREAS, the Company intends to issue and sell on the terms and subject to the conditions set forth in the Merger Agreement (as defined below) and herein to Hoffmann-La Roche Inc. ("Roche") 8,325,000 Warrants (the "Roche Warrants") for an aggregate purchase price of $51,048,900;

               WHEREAS, each Warrant shall entitle the registered holder thereof, on the terms and conditions hereof, to acquire from the Company one share of Common Stock, subject to adjustment; and

               WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of Warrants.

               NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:


                                 ARTICLE 1

                                DEFINITIONS

               SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

               "Close of Business" means 5:00 P.M. New York City time.

               "Closing Price" means, with respect to the Warrants or shares of Common Stock, for any day the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Warrants or shares of Common Stock, as the case may be, are not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or shares of Common Stock, respectively, are listed or admitted to trading, or if the Warrants or shares of Common Stock, as the case may be, are not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or shares of Common Stock, as the case may be, are not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

               "Common Stock" means the common stock, par value $0.01 per share, of the Company.

               "Company" has the meaning set forth in the preamble to this Warrant Agreement and its successors and assigns.

               "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall be $22.00 per share, subject to adjustment from time to time pursuant to Article 4 hereof.

               "Expiration Date" means April 28, 2000, or such other date as may be determined pursuant to Section 2.7 hereof.

               "Fractional Warrant" has the meaning set forth in Section 2.11 hereof.

               "Fractional Warrant Holder" has the meaning set forth in
Section 2.11 hereof.

               "Fractional Warrant Proceeds" has the meaning set forth in
Section 2.11 hereof.

               "Fractional Warrant Share" has the meaning set forth in Section
2.12 hereof.

               "Fractional Warrant Share Holder" has the meaning set forth in
Section 2.12 hereof.

               "Fractional Warrant Share Proceeds" has the meaning set forth in Section 2.12 hereof.

               "Holder" means, at any time, a registered holder as shown in the Warrant Register of a Warrant outstanding at such time.

               "Market Disruption Event" means one of the following events, circumstances or causes: (i) the suspension of or an imposition of a material limitation on trading in shares generally or (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis.

               "Market Price" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock over the Valuation Period applicable to such date of determination.

               "Merger Agreement" means the Agreement and Plan of Merger dated as of December 13, 1994, among the Company, HLR Holdings Inc., Roche Biomedical Laboratories, Inc. and, for the purposes stated therein, Roche.

               "NASD" means the National Association of Securities Dealers,
Inc.

               "NASDAQ" means the NASD Automated Quotation System.

               "NASDAQ/NMS" means the NASDAQ--National Market System or its successor.

               "NHL Stockholder Meeting" shall have the meaning ascribed thereto in the Merger Agreement.

               "NYSE" means the New York Stock Exchange, Inc.

               "Person" means an individual, a partnership, a corporation, a joint venture, a trust, an incorporated or unincorporated organization, a government or any department or agency thereof.

               "Redemption" has the meaning set forth in Section 2.7 hereof.

               "Redemption Amount" means, in respect of any Warrant, the amount equal to the excess (if any) of the Market Price for the Valuation Period applicable to the Expiration Date over the Exercise Price.

               "Roche" has the meaning set forth in the recitals of this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Trading Day" means any day on which either the Warrants or shares of Common Stock, as the case may be, are traded on the applicable securities exchange or in the applicable securities market.

               "Transfer Agent" has the meaning set forth in Section 2.6(c) hereof.

               "Valuation Period" for any computation of Market Price shall mean the 10 consecutive Trading Days (each, a "Valuation Date") commencing 15 Trading Days and ending five Trading Days before the applicable date as of which the Market Price is being determined.

               "Warrant Agent" means the warrant agent named in the preamble of this Agreement or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

               "Warrant Agent Office" means the office or agency maintained by the Warrant Agent in New York, New York (or such other offices or agencies as may be designated by the Warrant Agent) for the purpose of exchanging, transferring and exercising the Warrants.

               "Warrant Certificate" has the meaning set forth in the recitals of this Agreement.

               "Warrant Distribution" has the meaning set forth in the recitals of this Agreement

               "Warrant Distribution Record Date" has the meaning set forth in the recitals hereof.

               "Warrant Register" means the register maintained by the Warrant Agent in which the issue, transfer and cancellation of the Warrants are registered.

               "Warrants" has the meaning set forth in the recitals of this Agreement.

               "Warrant Share" has the meaning set forth in the recitals of this Agreement.

               All references herein to "days" shall mean calendar days unless otherwise specified. All terms defined in this Agreement in the singular shall have a comparable meaning in the plural and vice versa.



                                 ARTICLE 2

                           ISSUE, FORM, EXERCISE

               SECTION 2.1 Amount Issued. Subject to the other provisions of this Agreement (including Article 4), Warrants to purchase no more than 23,000,000 Warrant Shares may be issued and delivered hereunder.

               SECTION 2.2 Initial Issuance. Warrant Certificates representing the Warrants shall be initially issued by the Warrant Agent at the time, in the denominations and to the Persons so directed by the Company. Upon the declaration of the Warrant Distribution, the Company shall execute and deliver to the Warrant Agent for countersignature Warrant Certificates representing a number of Warrants equal to the product of (x) the number of outstanding shares of Common Stock on the Warrant Distribution Record Date and
(y) 0.16308. At or prior to the Effective Time (as defined in the Merger Agreement) the Company shall execute and deliver to the Warrant Agent for countersignature Warrant Certificates representing the Roche Warrants.

               SECTION 2.3 Form of Warrant Certificate. The Warrant shall be in registered form only. The Warrant Certificates and the forms of election to exercise Warrants and of assignment to be printed on the reverse side thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

               SECTION 2.4 Execution of Warrant Certificates. (a) Warrant Certificates shall be signed on behalf of the Company by the Chairman of its Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

               (b) If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

               SECTION 2.5 Notice to Holders with Respect to Exercise and Redemption. Not earlier than 90 days nor later than 60 days prior to the Expiration Date, the Company shall deliver to the Warrant Agent notice in writing, which notice shall be irrevocable, stating whether or not it shall have elected to redeem the Warrants on the Expiration Date in accordance with
Section 2.7 Promptly after receipt of the Company's notice, the Warrant Agent shall mail a notice to all Holders at the addresses set forth on the Warrant Register to the effect that (as applicable) each outstanding Warrant shall be redeemed for the Redemption Amount on the Expiration Date or that such Warrants shall not be redeemed and describing the exercise procedure set forth in Section 2.6 (which notice shall include the statement that the Warrants will terminate and become void as of the Close of Business on the Expiration Date and that failure by a Holder to comply with the exercise procedures will result in the forfeiture of such Holder's rights with respect to such Holder's Warrants).

               SECTION 2.6 Exercise of Warrants. (a) Subject to the provisions of this Agreement, each Warrant shall be exercisable only prior to the Close of Business on the Expiration Date and only if the Company shall not have duly elected to effect a Redemption pursuant to Section 2.7. The Warrants shall expire at and become null and void and have no value and no Person shall have any rights thereto as of the Close of Business on the Expiration Date, provided, however, that, notwithstanding such expiration, Holders that have properly exercised Warrants in accordance with this Section 2.6 shall be entitled to receive Warrant Shares with respect to such Holders' Warrants as provided in subsection (b) unless the Company shall have elected to effect a Redemption pursuant to Section 2.7, in which case each Holder shall be entitled to received the Redemption Amount as described in Section 2.7.

               (b) Subject to Section 2.7, for each Warrant held, the Holder thereof shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) one fully paid and non-assessable share of Common Stock at the Exercise Price (in each case subject to adjustment as hereinafter provided) upon (i) surrender to the Warrant Agent, at a Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to exercise on the reverse thereof properly completed and signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) payment of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is being exercised. Such surrender and payment (if applicable) may be made and shall be accepted by the Warrant Agent at any time during the 45 day period immediately preceding the Close of Business on the Expiration Date, but any Warrants so surrendered shall not be deemed to be exercised until the Expiration Date. Payment of the Exercise Price shall be made by a certified or official bank check payable to the order of the Warrant Agent for the account of the Company or by wire transfer of funds to an account designated by the Company for such purpose. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the Holder thereof, either in their entirety or in part. Except as expressly provided to the contrary in Article 4, no adjustments shall be made for any cash dividends or other cash distributions on Warrant Shares issuable upon the exercise of a Warrant.

               (c) Upon the surrender of each Warrant Certificate in accordance with subsection (b) above and payment of the per share Exercise Price (and an amount representing any transfer taxes payable with respect to the issuance of the relevant Warrant Shares) immediately following the Expiration Date, the Company shall issue and cause its transfer agent for the Common Stock ("Transfer Agent") to deliver with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant or Warrants together with cash as provided in Section 2.12 in respect of any Fractional Warrant Share (as defined below) otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the Expiration Date; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date Holders shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

               SECTION 2.7 Redemption. (a) Notwithstanding Section 2.6, the Company shall have the right to redeem all, but not less than all, of the Warrants on the Expiration Date by payment to each Holder as of the Expiration Date in cash of the Redemption Amount with respect to the Warrants held by such Holder as of the Expiration Date (a "Redemption"), but only if the Company shall have timely delivered to the Warrant Agent the notice of its election to redeem the Warrants referred to in Section 2.5. If the Company has elected to redeem the Warrants as herein provided, at or immediately prior to the Expiration Date, the Company shall cause to be transferred to the Warrant Agent an amount in immediately available funds equal to the aggregate Redemption Amount for all outstanding Warrants for payment by the Warrant Agent to the Holders as of the Expiration Date in respect of the Warrants held as of the Expiration Date. If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

               (b) If the Company has duly elected to redeem the Warrants and the Company determines in its sole discretion that a Market Disruption Event has occurred and is continuing on any day that but for the occurrence of a Market Disruption Event would have been a Valuation Date with respect to the determination of the Redemption Amount, then such day shall not be deemed to be a Valuation Date and the Valuation Date shall instead be deemed to be the next Trading Day on which the Company determines that no Market Disruption Event is continuing and the Valuation Period shall be extended accordingly. If the Valuation Period shall have been so extended, then the Expiration Date for purposes of the Redemption shall be deemed to be the fifth Trading Day after the end of the Valuation Period as so extended. In the event that the Company determines that a Market Disruption Event has occurred, the Company shall give telephonic notice (promptly confirmed in writing) of such event to the Warrant Agent.

               SECTION 2.8 Certain Action. Before taking any action that would cause an adjustment pursuant to Article 4 reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

               SECTION 2.9 No Voting Rights. Prior to the exercise of the Warrants and the issuance of Warrant Shares in respect thereof, no Holder, as such, shall be entitled to any rights of a stockholder of the Company including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

               SECTION 2.10Warrant Shares to be Fully Paid and Nonassessable. The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon payment of the applicable Exercise Price, delivery of properly completed forms of election to exercise and issuance of such Warrant Shares in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof. The Company shall no less than 50 days prior to the Expiration Date (unless the Company shall have elected to effect a Redemption pursuant to Section 2.7) at all times thereafter until issuance of Warrant Shares in accordance herewith keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants.

               SECTION 2.11No Fractional Warrants. (a) No certificates or scrip representing fractional Warrants shall be issued to any Holder in the Warrant Distribution. As promptly as practicable following the Warrant Distribution Record Date, the Warrant Agent shall determine with respect to each Person entitled to receive Warrants pursuant to the Warrant Distribution the excess of (x) the number of Warrants delivered to the Warrant Agent by the Company pursuant to Section 2.2 with respect to each such Person over (y) the number of whole Warrants to be distributed with respect to such Person (such excess fraction of a Warrant being hereinafter referred to in connection with each such Person as a "Fractional Warrant"). As soon after the Warrant Distribution Record Date as practicable, the Warrant Agent, as agent for Holders otherwise entitled to receive Fractional Warrants (each, a "Fractional Warrant Holder"), shall aggregate and sell in normal transactions the Fractional Warrants for all Fractional Warrant Holders at then available prices on the NYSE. Until the net proceeds of such sale or sales (the "Fractional Warrant Proceeds") have been distributed to the Fractional Warrant Holders, the Warrant Agent shall hold the Fractional Warrant Proceeds in trust for the Fractional Warrant Holders. The Company shall pay, and deduct from the Fractional Warrant Proceeds, all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Warrant Agent, incurred in connection with such sale of the Fractional Warrants. The Warrant Agent shall determine the portion of the net Fractional Warrant Proceeds to which each Fractional Warrant Holder shall be entitled, if any, by multiplying the net Fractional Warrant Proceeds amount by a fraction, the numerator of which is the Fractional Warrant to which such Fractional Warrant Holder would otherwise be entitled and the denominator of which is the aggregate Fractional Warrants to which all Fractional Warrant Holders would otherwise be entitled. As soon as practicable after the determination of the amount of Fractional Warrant Proceeds, if any, to be paid in cash to each Fractional Warrant Holder in lieu of any Fractional Warrants, the Warrant Agent shall make available such amounts, without interest, to each such Fractional Warrant Holder.

               (b) If Warrants are to be issued Holders pursuant to Section 4.7(h), the Company and the Warrant Agent shall, prior to such issuance, establish a procedure corresponding to the procedure described in subsection
(a) above such that Holders that would otherwise receive Fractional Warrants shall instead receive the appropriate amount of the Fractional Warrant Proceeds thereof.

               SECTION 2.12 No Fractional Warrant Shares. Notwithstanding any adjustment pursuant to Article 4 in the number of Warrant Shares purchasable upon the exercise of a Warrant, no certificates or scrip representing fractional Warrant Shares shall be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date, if the Company shall not have elected to effect a Redemption pursuant to Section 2.7, the Transfer Agent shall determine the excess of (x) the number of Warrant Shares delivered to the Transfer Agent by the Company with respect to each Holder pursuant to
Section 2.6 over (y) the aggregate number of whole Warrant Shares to be issued with respect to such Holder (such excess being hereinafter referred to in connection with each such Holder as the "Fractional Warrant Share"). As soon after the Expiration Date as practicable, the Transfer Agent, as agent for Holders otherwise entitled to receive Fractional Warrant Shares (each, a "Fractional Warrant Share Holder"), unless the Company has elected to effect a Redemption pursuant to Section 2.7, shall aggregate and sell in normal transactions the Fractional Warrant Shares for all the Fractional Warrant
Share Holders at then available prices on the NYSE or on the principal United States securities exchange on which the Common Stock is listed, if any, or on NASDAQ, if the Common Stock is quoted on NASDAQ. Until the net proceeds of such sale or sales (the "Fractional Warrant Share Proceeds") have been distributed to such Holders, the Transfer Agent will hold the Fractional Warrant Share Proceeds in trust for the Fractional Warrant Share Holders. The Company shall pay, and deduct from the Fractional Warrant Share Proceeds, all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Transfer Agent, incurred in connection with such sale of the Fractional Warrant Shares. The Transfer
Agent shall determine the portion of the net Fractional Warrant Share Proceeds to which each Fractional Warrant Share Holder shall be entitled, if any, by multiplying the net Fractional Warrant Share Proceeds amount by a fraction, the numerator of which is the Fractional Warrant Share to which such Fractional Warrant Share Holder would otherwise be entitled and the denominator of which is the aggregate amount of Fractional Warrant Shares to which all such Fractional Warrant Share Holders would otherwise be entitled.
As soon as practicable after the determination of the amount of the net Fractional Warrant Share Proceeds, if any, to be paid in cash to each such Fractional Warrant Share Holder in lieu of its Fractional Warrant Share, the Transfer Agent shall make available such amounts, without interest, to each such Fractional Warrant Share Holder.


                                 ARTICLE 3

          TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS, LISTING

               SECTION 3.1 Ownership of Warrants. The Company and the Warrant Agent may deem and treat any Holder as the absolute owner for all purposes, notwithstanding any notation of ownership or other writing on the relevant Warrant Certificate made by anyone, and shall not be affected by any notice to the contrary until due presentation of such Warrant Certificate for registration and transfer as provided in this Article 3.

               SECTION 3.2 Registration and Countersignature. Warrant Certificates shall be countersigned manually or by facsimile and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register. The countersignature of the Warrant Agent shall be that of a duly authorized employee of the Warrant Agent.

               SECTION 3.3 Registration of Transfers and Exchanges. (a) The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate in the Warrant Register, upon surrender of such Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the NASD or (iii) a member of a national securities exchange, and funds sufficient to pay and transfer taxes payable with respect to such transfer. Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee.

               (b) Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at a Warrant Agent Office, or at the offices of any successor Warrant Agent as provided in
Section 5.3 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

               (c) Notwithstanding paragraphs (a) and (b) above, the Warrant Agent shall not be required to transfer or exchange any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date provided that if, in the notice provided by the Company pursuant to Section 2.5, the Company shall not have elected to redeem the Warrants, then the Warrant Agent shall permit transfers or exchanges of Warrant Certificates from and after the mailing of the notice to Holders referred to in Section 2.5 but shall not be required to transfer or exchange any Warrant Certificate from and after the 15th day preceding the Expiration Date.

               SECTION 3.4 Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Company may deliver the Warrant Certificates representing such Warrants to the Warrant Agent to be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates so surrendered.

               SECTION 3.5 Payments of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrants and of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               SECTION 3.6 Mutilated or Missing Warrant Certificates.  (a) If
(i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or
(ii) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to hold each of them harmless with respect thereto, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

               (b) Upon the issuance of any new Warrant Certificate under this Section 3.6 the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

               (c) Every new Warrant Certificate executed and delivered pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

               SECTION 3.7 Governmental Approvals and Stock Exchange Listing. The Company from time to time will use its best efforts (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to file such documents under federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of Warrants (including, without limitation, causing a registration statement under the Securities Act in respect of the Warrant Shares to be filed and declared effect but, subject to the Company's other contractual obligations, not including maintaining an effective registration statement for purposes of resale of Warrant Shares), provided, however, if any such permits, consents, approvals or documents are not so obtained or effective, the Company will immediately notify the Warrant Agent; (b) to have the Warrants listed on the NYSE or on the principal United States securities exchange on which the Common Stock is listed, if any, or quoted on NASDAQ if the Common Stock is so quoted; and (c) immediately upon the issuance of Warrant Shares upon exercise of Warrants, to have such Warrant Shares listed on the NYSE or on the principal United States securities exchange or exchanges on which the Common Stock is listed, if any, or quoted on NASDAQ if the Common Stock is so quoted. The Company shall cause the Warrants to be delisted on the NYSE or cease to be quoted, as the case may be, effective as of the Close of Business on the Expiration Date. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless a registration statement filed under the Securities Act in respect of the Warrant Shares is then effective (unless in the opinion of counsel to the Company an exemption from the registration requirements is available under the Securities Act at the time of such exercise).

               SECTION 3.8 Transfer to Comply with the Securities Laws. Neither the Warrants nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof and thereof.

               SECTION 3.9 Company Option to Repurchase Warrants. The Company and its subsidiaries shall have the option, in their sole discretion, at any time or from time to time, to purchase Warrants (i) in the public market, (ii) by tender or exchange offer available to all Holders at any price or (iii) in private transactions at a price not more than ten percent (10%) over the Market Price of the Warrants as of closing date of each such transaction respectively. Warrants acquired by the Company or its subsidiaries shall be canceled and shall not be available for reissuance or resale.


                                 ARTICLE 4

                         ANTI-DILUTION PROVISIONS

               SECTION 4.1 Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Warrant Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 4.

               SECTION 4.2 Stock Dividends, Stock Splits, Combinations and Stock Reclassifications. If the Company shall (i) pay a dividend on its shares of capital stock (including Common Stock) in shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), in each case, other than the Merger pursuant to the Merger Agreement, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that each Holder shall be entitled upon exercise to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section
4.2 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               SECTION 4.3 Rights, Options and Warrants. If the Company shall issue any rights, options or warrants to holders of its outstanding Common Stock (other than pursuant hereto, pursuant to stock option plans or similar plans approved by the Board of Directors of the Company or pursuant to the Merger Agreement), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Market Price per share of Common Stock at the record date mentioned below, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Common Stock outstanding on the record date for the issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

               SECTION 4.4 Certain Distributions. If the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness of assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to Section 4.2) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 4.3), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current Market Price per share of Common Stock on the date of such distribution, and of which the denominator shall be (ii) the then current Market Price per share of Common Stock on the date of such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               SECTION 4.5 Capital Reorganizations and Stock
Reclassifications. In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in Section 4.2, 4.3, 4.4 or 4.6), any Holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which such Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that such Holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Holder's Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant
Agent) shall be made for the application of this Article 4 with respect to the rights and interests thereafter of the Holders (including the allocation of the adjusted Exercise Price between or among shares of classes of capital stock), to the end that this Article 4 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property thereafter deliverable upon the exercise of the Warrants.

               SECTION 4.6 Consolidations, Mergers, Sales and Conveyances. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each Holder, notice of the exception of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.6 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

               SECTION 4.7 Adjustment Rules. (a) For the purposes of adjustments required by Section 4.2 and Section 4.3, the shares of Common Stock that the holder of any rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such securities to be paid for the shares of Common Stock covered thereby.

               (b) Except for adjustments required by Section 4.6, no adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.7(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

               (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Warrant Shares as provided in Section 4.7(h)), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter, provided, however, that the Exercise Price shall not be reduced below par unless the Company has taken action pursuant to Section 2.8.

               (d) For the purpose of this Article 4, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Section 4.2 or Section 4.5 above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price with respect to such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Section 4.2 through Section 4.5 and subsections (a), (b) and (c) of this Section 4.7, inclusive, above, and the provisions of Sections 3.2, 3.5, 3.7 and 4.9, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

               (e) Except as provided in Sections 4.2, 4.3 and 4.4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

               (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

               (g) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversions or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares by an amount in excess of the amount of the readjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

               (h) The Company may elect, on or after the date of any adjustment required by Section 4.2 through Section 4.5, to adjust the number of Warrants in substitution for an adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Warrant Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the Holders in the same manner as provided in Section 4.8, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any date thereafter. Upon each adjustment of the number of Warrants pursuant to this Section 4.7(h) the Company shall, as promptly as practicable, cause to be distributed to Holders as of such record date Warrant Certificates evidencing, subject to Sections 2.8 and 2.11, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 3.2 and 3.3 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the Holders on the record date specified in the notice.

               SECTION 4.8  Notice to Holders with Respect to Adjustments.
Not more than 30 days following the record date or effective date, as the case may be, of any adjustment or readjustment pursuant to this Article 4, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal executive office and with the Warrant Agent, an officers' certificate showing the adjusted number of Warrant Shares purchasable upon exercise of the Warrants, the additional number of Warrants to be issued for each outstanding Warrant or the adjusted Exercise Price, as the case may be, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the Chairman, President or Chief Financial Officer of the Company and by the Secretary or any Assistant Secretary of the Company. Each such officers' certificate shall be made available at the Warrant Agent Office all reasonable times for inspection by the Holder or any Holder of a Warrant and then upon written request of a Holder the Warrant Agent shall mail a copy of such certificate by first-class mail to such Holder.


                                 ARTICLE 5

                               WARRANT AGENT

               SECTION 5.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

               SECTION 5.2 Warrant Agent. (a) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

               (i) the statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or action taken or be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

               (ii) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment in the Exercise Price or in the number of Warrant Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

               (iii) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

               (iv) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (v) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section 5.2 shall survive the termination of this Agreement.

               (vi) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

               (vii) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               (viii) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

               (ix) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

               (x) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warrant as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Warrant Shares issuable upon exercise of any Warrant.

               (xi) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instruction of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

               SECTION 5.3 Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the Holders) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders at such Holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 5.3 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

               SECTION 5.4 Merger, Consolidation or Change of Name of Warrant Agent. (a) Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section
5.3. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent, and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

               (b) If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.


                                 ARTICLE 6

                               MISCELLANEOUS

               SECTION 6.1 Notices.  (a) Except as otherwise provided in
Section 6.1(b) any notice, demand or delivery authorized by this Warrant Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the Warrant Register and to the parties as follows:

If to the Company:

National Health Laboratories Holdings Inc.
4225 Executive Square
Suite 805
La Jolla, CA  92037
Attention:  General Counsel

If to the Warrant Agent:

American Stock Transfer & Trust Company
6201 Fifteenth Avenue
Brooklyn, NY  11219
Attention:  Joseph Wolf

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

               (b) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the Warrant Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be presumed to have been duly given when mailed.

               SECTION 6.2 Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interest of the Holders.

               SECTION 6.3 Termination. This Agreement shall terminate immediately after (i) the Company has paid the Redemption Amount with respect to all Holders in the case of a Redemption or (ii) all Warrant Shares in respect of properly exercised Warrants have been issued in the case the Company does not elect to effect a Redemption pursuant to Section 2.7, provided, that the provisions of Section 5.2 shall survive such termination until such time that the obligations contemplated thereunder have been performed.

               SECTION 6.4 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of such State.

               SECTION 6.5 Persons Benefiting. This Warrant Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders of the Warrants. Nothing in this Warrant Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Warrant Agreement or any part hereof.

               SECTION 6.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

               SECTION 6.7 Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


               IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                             NATIONAL HEALTH LABORATORIES
                               HOLDINGS INC.


                             By /s/ David C. Flaugh
                               ------------------------
                               Title:  David C. Flaugh
                                         Senior Executive Vice President
                                         Chief Operating Officer

ATTEST:

/s/ John F. Markus
- -----------------------
         John F. Markus
         Executive Vice President
         Assistant Secretary

                                       AMERICAN STOCK TRANSFER
                                         & TRUST COMPANY


                                       By /s/ Herbert J. Lemmer
                                         ----------------------------
                                         Title:  Herbert J. Lemmer
                                                   Vice President

ATTEST:
  /s/ Susan Silber
- ----------------------
         Susan Silber
         Assistant Secretary


                                                                     Exhibit A


                WARRANTS TO PURCHASE SHARES OF COMMON STOCK


                                                            NUMBER OF WARRANTS


                LABORATORY CORPORATION OF AMERICA HOLDINGS

        EXPIRING AT 5:00 P.M. NEW YORK CITY TIME ON APRIL 28, 2000


                                                             CUSIP 5054OR 11 0

            This Warrant Certificate certifies that





            or registered assigns,


is the registered holder (the "Holder") of the number of warrants set forth above (each, a "Warrant") issued by Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse side hereof. Each Warrant entitles the Holder thereof to purchase from the Company one fully paid and nonassessable share (a "Warrant Share") of common stock, $0.01 par value (the "Common Stock"), of the Company at the initial exercise price per share of $22.00 (the "Exercise Price"), payable in lawful money of the United States of America, subject to adjustment as described below. The Warrants evidenced by this Certificate expire at 5:00 p.m. New York City Time (the "Close of Business") on April 28, 2000 (the "Expiration Date") unless such date is extended at the option of the Company as set forth in the Warrant Agreement referred to on the reverse side hereof.

            Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse side hereof, a Warrant may be exercised upon proper surrender of this Warrant Certificate and payment of the aggregate Exercise Price to American Stock Transfer & Trust Company (the "Warrant Agent") at 40 Wall Street, 46th Floor, New York, NY 10005 or such other of its offices as may be designated by the Warrant Agent (the "Warrant Agent Office").

            The number of Warrants, the Exercise Price and the number of Warrant Shares purchasable upon exercise of a Warrant are subject to adjustment upon the occurrence of certain events as set forth in Article 4 of the Warrant Agreement referred to on the reverse side hereof

            Upon notice to the Warrant Agent in accordance with the Warrant Agreement, the Company may at its sole option elect to redeem all but not less than all of the Warrants on the Expiration Date by payment of an amount in cash in respect of each Warrant equal to the Redemption Amount (as defined in the Warrant Agreement). If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

            A Warrant may only be exercised prior to the Close of Business on the Expiration Date and only if the Company shall not have elected to redeem the Warrants (provided that the Warrant Agent will accept surrenders of Warrant Certificates and payments of the Exercise Price in respect of Warrants to be exercised during the 45-day period preceding the Expiration Date, but such Warrants will not be deemed to have been exercised until the Expiration
Date). As of the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

            This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.



            IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signature of its duly authorized officer, and the facsimile of the corporate seal hereunto affixed.

Dated:

                       LABORATORY CORPORATION OF AMERICA HOLDINGS

                       By    /s/ James B. Powell
                          ------------------------------
                            PRESIDENT



                       ATTEST

                       By    /s/ Bradford T. Smith
                          ------------------------------
                            SECRETARY

                  [facsimile of the seal of the Company]


COUNTERSIGNED AND REGISTERED
         AMERICAN STOCK TRANSFER & TRUST COMPANY
            NEW YORK, NY     AS WARRANT AGENT,


BY


                       AUTHORIZED OFFICER



                LABORATORY CORPORATION OF AMERICA HOLDINGS


            THIS WARRANT CERTIFICATE IS ISSUED UNDER AND IN ACCORDANCE WITH A WARRANT AGREEMENT, DATED AS OF APRIL 10, 1995, BETWEEN THE COMPANY AND THE WARRANT AGENT (THE "WARRANT AGREEMENT"), AND IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT. THE WARRANT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE IN AND MADE A PART OF THIS INSTRUMENT AND IS HEREBY REFERRED TO FOR A DESCRIPTION OF THE RIGHTS, LIMITATIONS OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES THEREUNDER OF THE WARRANT AGENT, THE COMPANY AND THE HOLDERS. A COPY OF THE WARRANT AGREEMENT MAY BE INSPECTED AT THE WARRANT AGENT OFFICE AND WILL BE PROVIDED BY FIRST-CLASS MAIL, WITHOUT CHARGE, TO ANY REGISTERED HOLDER UPON WRITTEN REQUEST ADDRESSED TO THE WARRANT AGENT AT THE WARRANT AGENT OFFICE. ALL TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

            Warrants may be exercised to purchase Warrant Shares from the Company on, but prior to the Close of Business on, the Expiration Date, at the Exercise Practice set forth on the face hereof, subject to adjustment as described in the Warrant Agreement, but only if the Company shall not have elected to redeem the Warrants as described below. The registered Holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering to the Warrant Agent this Warrant Certificate, with the form of election to exercise set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, to the Warrant Agent at the Warrant Agent Office. Although such surrender and payment will be accepted during the 45-day period preceding the Expiration Date, Warrants will not be deemed to have been exercised until the Expiration Date.

            No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of this Warrant.

            Upon notice to the Warrant Agent not earlier than 90 days nor later than 60 days prior to the Expiration Date, the Company may at its sole option elect to redeem all but not less than all Warrants on the Expiration Date by payment of an amount in cash in respect of each Warrant equal to the Redemption Amount (as defined in the Warrant Agreement). If the Company shall have duly elected to redeem the Warrants but the aggregate Redemption Amount is zero or less than zero, no amount shall be required to be paid by the Company in respect of the redemption of the Warrants but the Warrants shall nonetheless be deemed to have been redeemed.

            Warrants shall expire at and become null and void and have no value and no Person shall have any rights with respect thereto as of the Close of Business on the Expiration Date, provided, however, that, notwithstanding such expiration, Holders who have properly exercised Warrants in accordance herewith and with the Warrant Agreement prior to such Close of Business shall be entitled to receive Warrant Shares with respect to such Holders' Warrants unless the Company shall have elected to redeem the Warrants as described below, in which case each Holder shall be entitled to receive the Redemption Amount.

            No certificates or script representing fractional Warrant Shares shall be issued upon exercise of a Warrant. As promptly as practicable following the Expiration Date, if the Company shall not have elected to redeem the Warrants, the Company shall pay to each Holder otherwise entitled to receive fractional Warrant Shares, if any, a cash amount in lieu of such fractional Warrant Shares which shall be equal to the proceeds from the sale of such Holder's fractional Warrant Shares as provided in the Warrant Agreement, without interest thereon and after deduction of all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Warrant Agent, incurred in connection with such sale of the fractional Warrant Shares.

            Warrant Certificates, when surrendered at the Warrant Agent office in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

            A new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Warrant Shares shall be issued to a transferee designated by a Holder upon surrender of a Warrant Certificate, duly endorsed, and accompanied by a written instrument or instruments of transfer in a form satisfactory to the Warrant Agent, duly signed by the Holder or Holders or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or (iii) a member of national securities exchange, and funds sufficient to pay any transfer taxes payable on such transfer.

            Notwithstanding the foregoing, the Warrant Agent shall not be required to register the transfer or exchange of any Warrant Certificate from and after the 105th day preceding the scheduled Expiration Date, provided that if, in the notice provided by the Company pursuant to Section 2.5 of the Warrant Agreement, the Company shall not have elected to redeem the Warrants, then the Warrant Agent shall permit transfers or exchanges of Warrant Certificates from and after the mailing of the notice to Holders referred to in Section 2.5 of the Warrant Agreement but shall not be required to register the transfer or exchange of any Warrant Certificate from and after the 15th day preceding the Expiration date.

            The Company and its subsidiaries shall have the option, in their sole discretion, at any time or from time to time, to purchase Warrants (i) in the public market, (ii) by tender or exchange offer available to all Holders at any price or (iii) in private transactions at a price not more than ten percent (10%) over the Market Price of the Warrants as of the closing date of each such transaction. Warrants acquired by the Company or its subsidiaries shall be canceled and shall not be available for reissuance or resale.

            The Company and the Warrant Agent may deem and treat the registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                       FORM OF ELECTION TO EXERCISE
      (To Be Executed by Registered Holder Upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right
represented by this Warrant Certificate to receive     shares of Common Stock
and herewith tenders payment for such shares to the order of Laboratory Corporation of America Holdings in care of American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY. 10005, in the amount of $
          in lawful money of the United States of America by certified or official bank check or by wire transfer in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _________________________________
whose address is
________________________________________________________________
and whose Social Security or Taxpayer identification Number is____________________________ and that such shares be delivered to
________________________________________________
whose address is
________________________________________________________________


Dated:____________________, 20__  Signature:___________________________
                                 Note: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement of any change whatsoever.


                                 Signature Guaranteed:________________________



   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common  UNIF GIFT MIN ACT -- ______ Custodian ________
TEN ENT -- as tenants by the entireties              (custodian)      (minor)
JT TEN  -- as joint tenants with the right of       under Uniform Gift to Minor
           survivorship and not as tenants          Act _______________________
           in common                                                 (State)

    Additional abbreviations may also be used though not in the above list.


                            FORM OF ASSIGNMENT

   (To Be Executed by Registered Holder Upon Assignment of the Warrant)

   FOR VALUE RECEIVED, the undersigned registered Holder hereby sells, assigns and transfers unto ____________________________________________________________
whose address is_______________________________________________________________
and whose Social Security or Taxpayer Identification Number is ________________
_______________________________________________________________________________
the Warrants represented by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.


Dated: _________________         Signature:____________________________________
                                 Note: The above signature must correspond with
                                       the name as written upon the face
                                       of the Warrant Certificate in every
                                       particular without alteration or
                                       enlargement or any change whatsoever

                                       Signature Guaranteed:___________________